UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 3, 2006
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	1-143	38-0572515

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (313) 556-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 7.01. Regulation FD Disclosure
SIGNATURE
INDEX TO EXHIBITS
Presentation by F. Henderson

ITEM 7.01 REGULATION FD DISCLOSURE
During presentations at the GM/GMAC Global Relationship Conference on May 3, 2006, Walter G. Borst, Corporate Treasurer of General Motors Corporation (“GM”), stated that GM is working on financial options to amend or replace its existing $5.6 billion line of credit (the “Current Facility”), which it intends to complete by the end of the second quarter or early in the third quarter. The Current Facility, which is unsecured, is provided under a standby facility with a syndicate of banks that terminates in June 2008. A replacement facility or an amendment to the Current Facility (the “Proposed Facility”) could include, among other terms, a security interest in certain GM assets, a reduction in the size of the facility, and an extension of the term beyond 2008. GM anticipates that it would periodically use the Proposed Facility to fund such needs as seasonal working capital demands. There can be no assurance that GM will be successful in negotiating the Proposed Facility or, if so, as to the amount, terms or conditions of the Proposed Facility.
In its Annual Report on Form 10-K for the year ended December 31, 2005, GM stated that although it believes that it has a good faith basis on which to make a borrowing request under the Current Facility, in view of GM’s recent restatement of its prior financial statements there is substantial uncertainty as to whether the bank syndicate would be required to honor such a request, and therefore there is a high risk that GM would not be able to borrow under the Current Facility. In the Form 10-K GM also stated that it had no current need or intention to draw on the Current Facility.
The presentation made by Frederick A. Henderson, Vice Chairman and Chief Financial Officer of GM, is attached hereto as an exhibit.

Exhibit	Description	Method of Filing
99.1	Presentation by: F. Henderson	Attached as Exhibit

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: May 3, 2006	By:	/s/ PETER R. BIBLE
(Peter R. Bible, Chief Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description
99.1	Presentation by: F. Henderson